                             [LOGO] Protein Polymer
                                  TECHNOLOGIES

           ----------------------------------------------------------

                                    SERIES I

                              AMENDED AND RESTATED
                               SECURITIES PURCHASE
                                    AGREEMENT

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                                  May 12, 2003

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                                TABLE OF CONTENTS

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1.       DEFINITIONS...................................................................................     1

2.       AUTHORIZATION OF SECURITIES...................................................................     4

3.       SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS.............................................     5

4.       REGISTER OF SECURITIES; RESTRICTIONS ON TRANSFER OF SECURITIES; REMOVAL OF RESTRICTIONS ON
         TRANSFER OF SECURITIES........................................................................     6

         4.1      Register of Securities...............................................................     6

         4.2      Restrictions on Transfer.............................................................     6

         4.3      Removal of Transfer Restrictions.....................................................     9

5.       REPRESENTATIONS AND WARRANTIES BY AND COVENANTS OF THE COMPANY................................    10

         5.1      Organization, Standing, etc..........................................................    10

         5.2      Certificate of Incorporation and Bylaws..............................................    10

         5.3      Subsidiaries.........................................................................    10

         5.4      Qualification........................................................................    10

         5.5      Capital Stock........................................................................    10

         5.6      Corporate Acts and Proceedings.......................................................    12

         5.7      Compliance with Other Instruments....................................................    12

         5.8      Binding Obligations..................................................................    13

         5.9      Securities Laws......................................................................    13

         5.10     Financial Statements.................................................................    13

         5.11     Changes..............................................................................    14

         5.12     Material Agreements of the Company...................................................    14

         5.13     Litigation...........................................................................    14

         5.14     Brokers or Finders...................................................................    15

         5.15     Disclosure...........................................................................    15

         5.16     Intellectual Property................................................................    15

         5.17     Retirement Obligations...............................................................    15

         5.18     No Governmental Consent or Approval Required.........................................    15

         5.19     Registration.........................................................................    16

         5.20     Reporting Status.....................................................................    16
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                                TABLE OF CONTENTS
                                   (continued)

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         5.21     Title to Property and Assets.........................................................   16

         5.22     Environmental and Safety Laws........................................................   16

         5.23     Absence of Undisclosed Liabilities...................................................   17

         5.24     Permits..............................................................................   17

         5.25     Investment Company...................................................................   17

         5.26     Market Manipulation..................................................................   17

         5.27     Form S-2.............................................................................   17

         5.28     Registration Rights..................................................................   17

         5.29     Acquisition..........................................................................   17

         5.30     Independent Accountants..............................................................   17

         5.31     Significant Customers and Suppliers..................................................   18

         5.32     Sarbanes-Oxley Act...................................................................   18

6.       CONDITIONS OF PARTIES' OBLIGATIONS............................................................   18

         6.1      Conditions of Investors' Obligations at the Closing..................................   18

         6.2      Conditions of Company's Obligations..................................................   20

7.       [INTENTIONALLY OMITTED.]......................................................................   20

8.       [INTENTIONALLY OMITTED.]......................................................................   20

9.       REGISTRATION OF RESTRICTED STOCK..............................................................   20

         9.1      Required Registration................................................................   20

         9.2      Registration Procedures..............................................................   21

         9.3      Expenses.............................................................................   22

         9.4      Delay in Filing of Registration Statement............................................   22

         9.5      Indemnification......................................................................   23

         9.6      Reporting Requirements Under the Exchange Act........................................   26

         9.7      Stockholder Information..............................................................   26

10.      MISCELLANEOUS.................................................................................   26

         10.1     Waivers and Amendments...............................................................   26

         10.2     Effect of Waiver or Amendment........................................................   26

         10.3     Rights of Holders Inter Se...........................................................   26

         10.4     Exculpation Among Investors and Holders..............................................   27
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                                      -ii-

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                                TABLE OF CONTENTS
                                   (continued)

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         10.5     Brokers or Finders...................................................................   27

         10.6     Notices..............................................................................   27

         10.7     Entire Agreement.....................................................................   28

         10.8     Severability.........................................................................   28

         10.9     Parties in Interest..................................................................   28

         10.10    Headings.............................................................................   28

         10.11    Choice of Law........................................................................   28

         10.12    Expenses.............................................................................   28

         10.13    Counterparts.........................................................................   29

         10.14    Publicity............................................................................   29

         10.15    Same Terms and Price.................................................................   29

         10.16    Covenant to Issue Instruments or Certificates........................................   29
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ANNEXES

         A      -      Schedule of Investors and Required Payment
         B      -      Certificate of Designation of Series I Preferred Stock
         C      -      Form of First Warrant
         D      -      Form of Second Warrant
         E      -      Risk Factors
         F      -      Schedule of Exceptions and Disclosure Schedule
         G      -      Form of Legal Opinion
         H      -      Form of Press Release

                                                                    EXHIBIT 10.1

                                    SERIES I

               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of May 12, 2003 among Protein Polymer Technologies, Inc., a Delaware corporation (the "Company"), and the other Persons listed on Annex A hereto (sometimes referred to herein individually as "Investor" and sometimes collectively as "Investors").

     1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 1 and those accounting terms used in this Agreement not defined in this Section 1 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, unless otherwise noted herein, the accounting terms defined in this
Section 1 and those accounting terms appearing in this Agreement but not defined in this Section 1 shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated.

          "2001 Annual Report" shall mean the Company's Report on Form 10-KSB for the fiscal year ended December 31, 2001.

          "Action" shall mean any action, suit, arbitration or other legal, administrative or other proceeding or investigation pending by or before any court, arbitrator or Governmental Entity.

          "Agreement" shall mean this Securities Purchase Agreement.

          "Balance Sheet" and "Balance Sheet Date" shall have the meaning assigned to such terms in Section 5.10 hereof.

          "Board" shall mean the Board of Directors of the Company.

          "California Securities Law" shall mean the California Corporate Securities Law of 1968, as amended.

          "Certificate" shall have the meaning assigned to it in Section 2 hereof.

          "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

          "Commission" shall mean the Securities and Exchange Commission.

          "Company" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

          "Conversion Stock" shall have the meaning assigned to it in Section 2 hereof.

          "Equity Security" shall mean the Common Stock, or any security convertible into the Common Stock, or any security carrying any warrant or right to subscribe to or purchase the Common Stock or any security convertible into the Common Stock, or any such warrant or right.

          "First Warrants" shall have the meaning assigned to such term in
Section 2 hereof.

          "First Warrant Stock" shall have the meaning assigned to such term in
Section 2 hereof.

          "Form 10-QSB" shall mean the Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002.

          "Governmental Entity" shall mean any federal, state, local or foreign governmental authority, bureau, commission, board, agency or instrumentality.

          "Holder" of any security shall mean the record or beneficial owner of such security. A Holder of Preferred Stock shall be treated as the Holder of the Conversion Stock underlying the Preferred Stock and a Holder of a Warrant shall be treated as the Holder of the Warrant Stock underlying the Warrant.

          "Holders of a Majority of the Preferred Stock" shall mean, on a given date, the Person or Persons who are the Holders of greater than 50% of the outstanding Preferred Stock.

          "Initial Closing" and "Initial Closing Date" shall have the meanings assigned to such terms in Section 3(c) hereof.

          "Investor" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

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          "Material Adverse Effect" shall mean a material and adverse effect on the business, assets, property, operations, results of operations, business prospects, or financial condition of the Company.

          "Offering Memorandum" shall mean the Confidential Private Placement Materials of the Company dated September 2002.

          "Person" shall mean any natural person, corporation, trust, association, company, partnership, joint venture, joint stock company, unincorporated organization and other entity and any government entity (or any department thereof), governmental agency, instrumentality or political subdivision.

          "Preferred Stock" shall have the meaning assigned to it in Section 2 hereof.

          "Required Initial Payment" shall mean, with respect to each Investor, the number of shares of Preferred Stock purchased by such Investor at the Initial Closing, multiplied by $100.00, as set forth on Annex A hereto.

          "Restricted Stock" means (i) the Common Stock issued or issuable to the Investors upon conversion of the Preferred Stock issued and sold pursuant to this Agreement or upon exercise of the Warrants and (ii) any Common Stock issued or issuable (either directly or upon the conversion or exercise of any warrant, right, or other security) with respect to the Common Stock referred to in clause
(i) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of Common Stock shall only be treated as Restricted Stock if and so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the Company receives an opinion of counsel for the Company (with a copy to the seller of such Common Stock), which shall be in form and content reasonably satisfactory to the Company, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

          "Rule 144" shall mean Rule 144 of the Commission under the Securities Act.

          "Second Warrants" shall have the meaning assigned to such term in
Section 2 hereof.

                                        3

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          "Second Warrant Stock" shall have the meaning assigned to such term is
Section 2 hereof.

          "Securities" shall have the meaning assigned to it in Section 2 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Stock Plans" shall mean the Company's 1989 Stock Option Plan, 1992 Stock Option Plan, 1996 Non-Employee Directors' Stock Option Plan, 2002 Stock Option Plan and Employee Stock Purchase Plan, collectively.

          "Subscription Deposit" shall mean, with respect to each Investor in a Subsequent Subscription, the number of shares of Preferred Stock subscribed for to be purchased by such Investor at a Subsequent Subscription, multiplied by $100.00, as set forth on Annex A-2 hereto.

          "Subsequent Subscription" and "Subsequent Subscription Date" shall have the meanings assigned to such terms in Section 3(d) hereof.

          "Subsidiary" shall mean any Person, at least 50% of the outstanding stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both, or has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors.

          "Suspension Period" shall have the meaning assigned to it in Section 9.1(b) hereof.

          "Warrants" shall mean the First Warrants and Second Warrants, collectively.

          "Warrant Stock" shall mean the First Warrant Stock and Second Warrant Stock, collectively.

     2. Authorization of Securities. The Company has authorized the issue and sale of up to (i) 100,000 shares of its Series I Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Annex B (hereinafter referred to as the "Certificate"), (ii) warrants, having terms and conditions in the form of Warrant attached hereto as Annex C (collectively, the "First Warrants"), to purchase up to an aggregate of 2,727,272 shares of Common Stock (the "First Warrant Stock") and (iii) warrants, having terms and conditions in the form of Warrant attached hereto as Annex D (collectively, the "Second Warrants"), to purchase up to an aggregate of 1,818,181 shares of Common Stock (the "Second Warrant Stock"). The Common

                                        4

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Stock into which the Preferred Stock is convertible is sometimes referred to herein as the "Conversion Stock"; and the Preferred Stock, the Warrants, the Warrant Stock and the Conversion Stock are sometimes referred to herein individually and collectively as the "Securities."

     3. Sale and Purchase of Preferred Stock and Warrants.

        (a) Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, at the Initial Closing on the Initial Closing Date,
(i) the number of shares of Preferred Stock, and (ii) the First Warrants and the Second Warrants to purchase the number of shares of First Warrant Stock and Second Warrant Stock, in each case as set forth opposite its name on Annex A hereto with respect to the Initial Closing, and each Investor shall pay to the Company the Required Initial Payment.

        (b) [Intentionally omitted.]

        (c) The initial closing of the sale to and purchase by the Investors of the Preferred Stock and Warrants pursuant to Section 3(a) hereof (the "Initial Closing") shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, Los Angeles, California, at the hour of 10 o'clock A.M., California time, on March 11, 2003 or at such different time or day as the Investors and the Company shall agree (the "Initial Closing Date"). At the Initial Closing, the Company will deliver to each Investor instruments or certificates evidencing the Securities being purchased by each Investor, each of which shall be registered in such Investor's name as stated on Annex A hereto with respect to the Initial Closing, against delivery to the Company of payment by cashier's check or wire transfer, or such other form acceptable to the Company, in an amount equal to the Required Initial Payment of such Investor.

        (d) After the Initial Closing, additional shares of Preferred Stock (which, together with the Preferred Stock issued at the Initial Closing, shall not exceed 100,000 shares in the aggregate), additional First Warrants (which, together with the First Warrants issued at the Initial Closing, shall not represent the right to acquire more than 2,727,272 shares of First Warrant Stock in the aggregate) and additional Second Warrants (which together with the Second Warrants issued at the Initial Closing, shall not represent the right to acquire more than 1,818,181 shares of Second Warrant Stock in the aggregate), may be subscribed for, subject only to the fulfillment of the conditions set forth in clause (i) of Section 3(f), at one or more Subsequent Subscriptions (each a "Subsequent Subscription") on or before May 12, 2003. Each Subsequent Subscription shall be effective upon the date (a "Subsequent Subscription Date") of the Company's receipt from an Investor of a cashier's check or wire transfer funds in the amount of such Investor's Subscription Deposit and the applicable Investor having entered into and become a party to this Agreement as if such Investor had executed such agreement at the Initial Closing. At the Subsequent Subscription, the Company will deliver to the Investor instruments or certificates evidencing the Securities being

                                        5

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purchased by the Investor at the Subsequent Subscription, each of which shall be registered in such Investor's name as stated on Annex A-2 hereto with respect to the Subsequent Subscription.

        (e) Notwithstanding the foregoing, no shares of Preferred Stock, and no Warrants, shall be offered or sold after the Initial Closing to any Investor if, in the opinion of the Company and its counsel, (i) such offer and sale would not be exempt from the registration and prospectus delivery requirements of the Securities Act and exempt from the registration or qualification requirements of all applicable state securities laws, or (ii) such offers and sales would detract from or adversely affect the availability and effectiveness of the exemption from or compliance with such federal and state requirements relied upon in respect of the offer and sale of Preferred Stock and Warrants to the Investors at the Initial Closing.

        (f) [Intentionally omitted.]

        (g) Immediately prior to the Initial Closing, the Company shall prepare Annex A with respect to the Investors purchasing Preferred Stock and Warrants at the Initial Closing. Immediately prior to a Subsequent Subscription, the Company shall prepare Annex A-2 with respect to the Investors subscribing for Preferred Stock and Warrants at such Subsequent Subscription. Promptly after each Subsequent Subscription, the Company shall amend Annex A-2 as appropriate.

     4. Register of Securities; Restrictions on Transfer of Securities; Removal of Restrictions on Transfer of Securities.

        4.1 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the shares of Preferred Stock, Warrants and Common Stock, in which it shall register the issue and sale of all such securities. All transfers of the Securities shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Securities as the actual holder of the Securities so registered until the Company or its agent is required to record a transfer of such Securities on its register. Subject to Section 4.2(c) hereof, the Company or its agent shall be required to record any such transfer when it receives the Security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

        4.2 Restrictions on Transfer.

            (a) Each Investor understands and agrees that the Securities it will be acquiring have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Investor acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period

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of time since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

          (b) Each Investor hereby represents and warrants to the Company that:

              (i) Such Investor is acquiring the Securities it has agreed to purchase (and, if applicable, will acquire the Warrant Stock and Conversion Stock) for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

              (ii) Such Investor knows of no public solicitation or advertisement of an offer in connection with the Securities.

              (iii) Such Investor has carefully reviewed this Agreement and the Offering Memorandum. Such Investor has had, during the course of the transaction and prior to its purchase of the Preferred Stock and Warrants, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access. Such Investor has received all information that it has requested regarding the Company and believes that such information is sufficient to make an informed decision with respect to the purchase of the Preferred Stock and Warrants. Without limiting the generality of the foregoing, such Investor has received a copy of (A) the 2001 Annual Report, (B) the Form 10-QSB, and (C) the "Risk Factors" attached as Annex E hereto. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 of this Agreement or the right of such Investor to rely thereon.

              (iv) Such Investor is able to bear the economic risk of its investment in the Preferred Stock and Warrants and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of, and protecting its interests with respect to, its investment in the Preferred Stock and Warrants. Such Investor is aware of the risk involved in its investment in the Preferred Stock and Warrants and has determined that such investment is suitable for it in light of its financial circumstances and available investment opportunities.

              (v) This Agreement, when executed and delivered by such Investor, constitutes the legal, valid and binding obligations of such Investor and are enforceable against such Investor in accordance with their terms, except
(i) as limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 9 of this Agreement may be limited by applicable federal or state securities laws.

              (vi) Such Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

              (vii) Such Investor's jurisdiction of formation or incorporation (if applicable) and principal place of business or its residency as set forth on the signature page hereof or the annexes hereto by such Investor are accurate.

              (viii) The purchase by such Investor of the Preferred Stock and Warrants hereunder does not violate or conflict with any law or regulation applicable to such Investor.

              (ix) No Person engaged by such Investor has, or will have, any right or claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

          (c) Each Investor hereby further agrees with the Company as follows:

              (i) Subject to Section 4.3 hereof, the instruments or certificates evidencing the Securities it has agreed to purchase, and each instrument or certificate issued in transfer thereof, will bear the following legend:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and have been taken for investment purposes only and not with a view to the distribution thereof and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion, in form and content reasonably satisfactory to the issuer corporation, of counsel reasonably acceptable to the issuer corporation (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

              (ii) The instruments or certificates representing such Securities, and each instrument or certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

              (iii) Each Investor covenants that in no event will it dispose of any of the Securities (other than pursuant to Rule 144 or pursuant to a registration statement filed with the Commission pursuant to the Securities Act) unless and until (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of its counsel, reasonably satisfactory in form and substance to the Company, to the effect that (a) such disposition will not require registration under the Securities Act or (b) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. The restrictions on transfer imposed by this Section 4.2(c)(iii) shall cease and terminate as to the Securities when: (i) such securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (ii) an opinion of the kind described in the preceding sentence states that all future transfers of such securities by the holder thereof would be exempt from registration under the Securities Act.

                              (iv) Notwithstanding the provisions of paragraph
(iii), no such registration statement or opinion of counsel shall be necessary for a transfer to an Affiliate of the Investor or by an Investor that is a partnership or a limited liability company to a partner of such partnership or a retired partner of such partnership who retires after the date hereof or a member of such limited liability company or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder. For purposes of this Section 4.2(c)(iv) "Affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Investor.

                              (v) Such Investor consents to the Company's making
a notation on its records or giving instructions to any transfer agent of the Common Stock, Warrants or Preferred Stock in order to implement the restrictions on transfer of the Securities mentioned in this subsection (c).

                         (d)  Each Investor, or each Person executing this
Agreement on behalf of an Investor, further represents and warrants to the Company that such Investor or other Person, as the case may be, has been duly authorized to, and has, and as of the Initial Closing, and Subsequent Subscription, if applicable, will have, full power and authority (including corporate, if applicable) to, execute and deliver this Agreement on behalf of such Investor, and to make the representations and warranties to the Company in this Section 4 on behalf of such Investor, and to perform the obligations of such Investor, if any, under this Agreement.

                    4.3 Removal of Transfer Restrictions. Any legend endorsed on a certificate evidencing a Security pursuant to Section 4.2(c)(i) hereof and the stop transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Security (a) if such Security is registered under the Securities Act, (b) if such holder provides the Company with an opinion, in form and content reasonably satisfactory to the Company, of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) if such Security may be sold under Rule 144(k).

               5. Representations and Warranties by and Covenants of the Company. In order to induce each Investor to enter into this Agreement and to purchase the Preferred Stock and Warrants, the Company hereby represents and warrants to each Investor that, except as set forth on Annex F hereto:

                    5.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted, to own and hold its properties and assets, to enter into this Agreement, to issue the Securities and to carry out the provisions hereof and the terms of the Certificate and the Securities.

                    5.2 Certificate of Incorporation and Bylaws. The copies of the Certificate of Incorporation, as amended, and Bylaws of the Company which have been delivered to (or made available for inspection by) the Investors prior to the execution of this Agreement are true and complete and have not been amended or repealed, except for the amendments to the Certificate of Incorporation that will be accomplished by the filing of the Certificate with the Delaware Secretary of State.

                    5.3 Subsidiaries. The Company has no Subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

                    5.4 Qualification. The Company is duly qualified as a foreign corporation and in good standing in the State of California. The Company is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                    5.5  Capital Stock.

                        (a) As of the Initial Closing Date, the authorized capital stock of the Company will consist of (i) 5,000,000 shares of preferred stock, par value $0.01 per share, 71,600 shares of which have been designated as Series D Preferred Stock, 2,000,000 shares of which have been designated as Series X Junior Participating

Preferred Stock, 55,000 shares of which have been designated as the Series E Preferred Stock, 27,317 shares of which have been designated as the Series F Preferred Stock, 35,000 of which have been designated as Series G Preferred Stock, 30,000 of which have been designated as Series H Preferred Stock, and 100,000 of which have been designated as Series I Preferred Stock, and (ii) 60,000,000 shares of Common Stock; and the Company will have no authority to issue any other capital stock. There are 1,344.01 shares of Series D Preferred Stock issued and outstanding convertible into 35,840 shares of Common Stock (assuming a stated conversion price of $3.75 per share) or into 244,365 shares of Common Stock (assuming a conversion price of an average market price of $0.55 per share), no shares of Series X Junior Participating Preferred Stock issued and outstanding, 20,875 shares of Series E Preferred Stock issued and outstanding convertible into 1,670,000 shares of Common Stock, 26,420 shares of Series F Preferred Stock issued and outstanding convertible into 704,533 shares of Common Stock (assuming a stated conversion price of $3.75 per share) or into 4,803,636 shares of Common Stock (assuming a conversion price of an average market price of $0.55 per share), 15,150 shares of Series G Preferred Stock issued and outstanding convertible into 3,030,000 shares of Common Stock, 12,182 shares of Series H Preferred Stock issued and outstanding convertible into 1,624,266 shares of Common Stock, and no shares of Series I Preferred Stock issued and outstanding, and, as of the Closing, before giving effect to the transactions contemplated by this Agreement, 29,763,535 shares of Common Stock are issued and outstanding, and all such outstanding shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

                         (b)  Except as set forth in Annex F, no adjustment has
previously been made (or should have been made) nor will any adjustment be required to be made as a result of the Company's issuance of the Preferred Stock or any option, warrants or rights to purchase such shares (or the issuance of Common Stock upon the conversion of the Preferred Stock) to the rate at which shares of any capital stock or other securities of the Company are convertible into or exercisable for shares of Common Stock (by reason of any "anti-dilution" provisions or agreements or otherwise).

                         (c)  The Company has reserved a total of 10,165,203
shares of Common Stock remaining for issuance upon the exercise of stock options or purchase rights granted or available for grant under the Stock Plans or under other stock option agreements or warrants. Options or purchase rights to purchase 1,938,950 shares of Common Stock are issued and outstanding under the Stock Plans, and options or purchase rights to purchase 6,653,545 shares of Common Stock are issued and outstanding pursuant to other stock options agreements or warrants. A summary of outstanding options and warrants is provided in Annex F.

                     (d) Except as contemplated by this Agreement or as expressly provided in Annex F to this Agreement, the Company has no outstanding subscription, option, warrant, right of first refusal, preemptive right, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatever under which the Company is or may be obligated to issue Common Stock, preferred stock or other Equity Security of any kind.

               5.6 Corporate Acts and Proceedings. The Company has, and as of the Initial Closing will have, full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the transactions contemplated hereby. All corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the offer, issuance and delivery of the Securities and the performance of this Agreement and the terms of the Certificate have been lawfully and validly taken or will have been so taken prior to the Initial Closing.

               5.7 Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement and the observance of the terms of the Certificate (a) will not require from the Board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained,
(b) will not require the Company to obtain or effect any authorization, consent, approval, license, exemption of or filing or registration with any Person, except such as shall have been lawfully and validly obtained prior to the Initial Closing, (c) will not cause the Company to violate or contravene, (i) any provision of law, (ii) any rule or regulation of any Governmental Entity or the National Association of Securities Dealers, (iii) any order, writ, judgment, injunction, decree, determination or award binding upon the Company, or (iv) any provision of the Certificate of Incorporation, as amended, or Bylaws of the Company, (d) will not cause the Company to violate or be in conflict with, result in a breach by the Company of or constitute (with or without notice or lapse of time or both) a default by the Company under, any material agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights are bound or affected, except where such violation, conflict, breach or default would not have a Material Adverse Effect, and (e) will not result in the creation or imposition of any lien or restriction, other than liens that may have been created or suffered by the Investor and restrictions imposed by the Securities Act, state securities laws or this Agreement. The Company is not in violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Certificate of Incorporation, as amended, or Bylaws or, in any material respect, of any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights are bound or affected, or, to the best of its knowledge, any provision of any federal or state statute, rule or regulation applicable to the Company.

               5.8   Binding Obligations.

                     (a) This Agreement, when executed and delivered by the Company, constitutes the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 9 of this Agreement may be limited by applicable federal or state securities laws.

                     (b) The Warrants are duly authorized and, when executed, delivered and paid for in accordance with the terms of this Agreement, will be free and clear of all liens and restrictions, other than liens that may have been created or suffered by the Investor and restrictions imposed by the Securities Act, state securities laws or this Agreement.

                     (c) The Preferred Stock is duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens and restrictions, other than liens that might have been created or suffered by the Investors and restrictions imposed by the Securities Act, state securities laws or this Agreement. The issuance of the Preferred Stock will not be subject to any preemptive or similar rights that have not been waived.

                     (d) The Conversion Stock and Warrant Stock have been duly authorized and, when issued in accordance with the terms of the Certificate and the Warrants, respectively, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens and restrictions, other than liens that might have been created or suffered by the Investors and restrictions imposed by the Securities Act, state securities laws or this Agreement. The issuance of the Conversion Stock and Warrant Stock will not be subject to any preemptive or similar rights that have not been waived.

               5.9 Securities Laws. Subject to the accuracy of the representations and warranties contained in Section 4.2, the offer, issue and sale of the Preferred Stock, Warrants, Conversion Stock and (assuming no transfers of the Warrants and no change in applicable law between the date hereof and the date of exercise of the Warrants) the Warrant Stock are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and are and will be exempt from qualification under the California Securities Law and the state securities laws of the jurisdictions where the Investors are resident.

               5.10 Financial Statements. Included in the Form 10-QSB are the Company's unaudited balance sheet (the "Balance Sheet") as of September 30, 2002, together with related notes thereto, (the "Balance Sheet Date"), and the unaudited statement of operations for the nine-month period then ended, together with related notes thereto. Included in the 2001 Annual Report are the Company's audited balance sheets as of December 31, 2001 and 2000 and the audited statements of operations, cash flow and shareholders' equity for the period then ended, together with related notes, and the related opinions of Ernst & Young LLP and Peterson & Co., independent certified public accountants. The foregoing financial statements, together with related notes, (i) are complete and correct in all material respects and are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the Balance Sheet Date and other dates therein specified and the results of operations and changes in financial position of the Company for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods ("GAAP"), except that the unaudited financial statements are subject to year-end audit adjustments and do not contain footnotes or statements of shareholders' equity and cash flow.

               5.11 Changes. Since the Balance Sheet Date, except as disclosed in the Form 10-QSB or on Annex F, there has been no event which would have a Material Adverse Effect, nor any development reasonably likely to result in a Material Adverse Effect, and the Company has not (a) mortgaged, pledged or subjected to lien any of its material assets, tangible or intangible, (b) sold, transferred or leased any of its assets, (c) cancelled or compromised any material debt or claim, or waived or released any right, of material value, (d) suffered any physical damage, destruction or loss (whether or not covered by insurance) having a material effect, (e) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding Equity Securities, except for accrued dividends on the Series D Preferred Stock and the Series F Preferred Stock, or (f) suffered or experienced any material adverse change or loss in its business other than its continuing losses from operations.

               5.12 Material Agreements of the Company. The Company is not a party to or otherwise bound by any written or oral agreement, instrument or arrangement that is material to the Company except for those agreements listed in Item 13 of the 2001 Annual Report or Item 6 of the Form-10QSB or as set forth on Annex F hereto. The Company has furnished or made available to each Investor true and complete copies of all such agreements and all other agreements, instruments and other documents requested by any Investor or its authorized representative.

               5.13 Litigation. There is no Action pending and, to the best knowledge of the Company, there is no Action threatened against the Company or its properties, assets or business. To the Company's best knowledge, the Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any Governmental Entity.

               5.14 Brokers or Finders. Except as set forth on Annex F hereto, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. The Company agrees to indemnify and hold harmless the Investors from any damages they incur as a result of any claims for such fees, commissions or charges.

               5.15 Disclosure. The representations and warranties of the Company contained herein, when read together with the annexes hereto and the Form 10-QSB and the 2001 Annual Report do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

               5.16  Intellectual Property.

                     (a) (i) the Company has sufficient title to and ownership of, free and clear of all liens, claims and encumbrances of any nature, all patents, patent rights, patent applications, licenses, inventions, trademarks, service marks, trade names, copyrights, confidential information, proprietary rights and processes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property necessary for the conduct of its business, except where the failure to have such title and ownership would not have a Material Adverse Effect, and (ii) to the best of its knowledge, the use by the Company of the foregoing does not conflict with or constitute an infringement of the rights of others.

                     (b) The Company has not received any communications alleging that it has violated, and has no knowledge that the Company has violated, or by conducting its business, the Company will not, to the best of its knowledge, violate any of the patents, patent rights, patent applications, licenses, inventions, trademarks, service marks, trade names, copyrights, confidential information, proprietary rights or processes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property, of any other person.

               5.17 Retirement Obligations. Except as set forth on Annex F hereto, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended, other than as disclosed in the 2001 Annual Report.

               5.18 No Governmental Consent or Approval Required. Based in part on the representations made by the Investors in Section 4 of this Agreement, no authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required by or from the Company for or in connection with the valid and lawful authorization, execution and delivery by the Company of this Agreement or any other agreement entered into by the Company in connection with this Agreement, and consummation of the transactions contemplated hereby or thereby, or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Preferred Stock and the Warrants or for or in connection with the valid and lawful authorization, reservation, issuance, sale and delivery of the Conversion Stock and the Warrant Stock, other than the filing of the Certificate with the Delaware Secretary of State, the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Preferred Stock and Warrants under the California Securities Law and other applicable state or federal securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

               5.19 Registration. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as set forth on Annex F hereto, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Securities and Exchange Commission is contemplating terminating such registration.

               5.20 Reporting Status. Except as set forth on Annex F hereto, the Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement and such documents complied in all material respects with the Commission's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

               5.21 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business or except where such encumbrances and liens are not reasonably likely to have a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

               5.22 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

               5.23 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Company's financial statements included in the Form 10-QSB and the 2001 Annual Report or in the related Notes to Condensed Financial Statements included in the Form 10-QSB, (ii) those incurred in the ordinary course of business and not required to be set forth in the Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Balance Sheet Date and not reasonably likely to have a Material Adverse Effect and (iv) those incurred in connection with the execution of this Agreement.

               5.24 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

               5.25 Investment Company. The Company is not, after giving effect to the offering and sale of the Preferred Stock and the Warrant Stock and the application of the proceeds thereof will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               5.26 Market Manipulation. The Company has not taken and will not take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities, in violation of applicable law.

               5.27 Form S-2. The Company is eligible now and is aware of no facts or circumstances that would make it ineligible to file a registration statement on Form S-2 as of May 30, 2003.

               5.28 Registration Rights. Except as set forth on Annex F hereto, no stockholder of the Company has any right (which has not been waived) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the registration statement to be filed by the Company on behalf of the Investors pursuant to Section 9.

               5.29 Acquisition. The Company is not in discussions and has not reached any understanding, whether or not in writing, regarding potential terms with respect to any transaction referenced in Regulation SX11-01(a), where the business to be acquired would constitute a significant subsidiary as defined in Rule 1-02(w) at the ten percent (10%) level.

               5.30 Independent Accountants. To the knowledge of the Company after due inquiry, each of Ernst & Young LLP and Peterson & Co., who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the Rules and Regulations of the Commission thereunder.

               5.31 Significant Customers and Suppliers. No customer or supplier that was significant to the Company during the period covered by the financial statements referred to in Section 5.10 or that has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

               5.32 Sarbanes-Oxley Act. The Company is not aware of any facts or circumstances that would preclude it from being able to certify and file such certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, including complying with any Commission rules and regulations promulgated pursuant thereto, in connection with the filing of the Company's next periodic report to be filed under the Exchange Act.

          6.   Conditions of Parties' Obligations.

               6.1 Conditions of Investors' Obligations at the Closing. The obligation of each Investor to purchase and pay for the Preferred Stock and Warrants which it has agreed to purchase on the Initial Closing Date (or, if applicable, the obligation of each Investor to subscribe for the Preferred Stock and Warrants which it has agreed to subscribe for on the Subsequent Subscription
Date) is subject to the fulfillment prior to or on the Initial Closing Date (or, if applicable, the Subsequent Subscription Date) of the following conditions, any of which may be waived in whole or in part by such Investor; provided, however, that after the Subsequent Subscription Date, if applicable, the obligation of each Investor to purchase and pay for the Preferred Stock and Warrants subscribed for in a Subsequent Subscription is subject only to the fulfillment of the conditions set forth in clause (i) of Section 3(f):

                     (a) No Errors, etc. The representations and warranties of the Company under this Agreement shall be true and correct on the Initial Closing Date (or, if applicable, the Subsequent Subscription Date).

                     (b) Compliance with Agreement. The Company shall have performed and complied with, in all material respects, all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or before the Initial Closing Date.

                     (c) Certificate of the Company. The Company shall have delivered to each Investor a certificate of the Company dated the Initial Closing Date (or, if applicable, the Subsequent Subscription Date), executed by its President, certifying the satisfaction of the conditions specified in subsections (a), (b), (d), (e), (g) and (h) of this Section 6.1.

                     (d) Certificate. The Certificate shall have been filed with the Delaware Secretary of State.

                     (e) Qualification. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required from the Company in connection with the lawful issuance and sale of the Preferred Stock and Warrants to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Initial Closing.

                     (f) Opinion of Company Counsel. Each Investor shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, an opinion, dated as of the Initial Closing Date (or, if applicable, as of the Subsequent Subscription Date), in the form attached hereto as Annex G.

                     (g) Approval of Holders of Other Series of Preferred Stock. Each of (i) the holders of more than fifty percent of the outstanding Series D Preferred Stock, (ii) the holders of more than seventy-five percent of the outstanding Series E Preferred Stock, (iii) the holders of more than fifty percent of the outstanding Series F Preferred Stock, (iv) the holders of more than fifty percent of the outstanding Series G Preferred Stock, and (v) the holders of more than fifty percent of the outstanding Series H Preferred Stock shall have consented to the issuance of the Preferred Stock and the other transactions contemplated hereby, and shall have waived their respective rights of first refusal with respect to the issuance of the Preferred Stock, the Warrants, the Warrant Stock and the Conversion Stock.

                     (h) Approval of Disinterested Board Members. A majority of the disinterested members of the Board shall have approved this Agreement, the Certificate and the transactions contemplated herein and therein.

                     (i) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

                     (j) Option Plan Increase. The Board shall have approved an increase in the number of shares of Common Stock reserved for issuance and available for grant upon the exercise of options to be granted under the Company's 2002 Stock Option Plan to a total of 9,000,000 shares of Common Stock, subject to approval by the stockholders of the Company at its next annual meeting.

                     (k) Director Plan Increase. The Board shall have approved an increase of 1,500,000 shares of Common Stock reserved for issuance and available for grant upon the exercise of options to be granted under the Company's 1996

Non-Employee Directors' Stock Option Plan, subject to approval by the stockholders of the Company at its next annual meeting.

                     (l) Board Nominations. The Company shall nominate for directors to stand for election at its next annual meeting, J. Thomas Parmeter, Ph.D., Phillip Berman, M.D., Edward G. Cape, Ph.D., Edward J. Hartnett, Kerry L. Kuhn, M.D., Philip J. Davis and George R. Walker.

                     (m) Lock-up Agreements. The Company shall have received sufficient lock-up agreements from certain holders of the Company's outstanding preferred stock, warrants and options pursuant to which such holders have agreed not to convert or exercise such preferred stock, warrants or options into Common Stock until the earlier to occur of (i) the Company having filed an amendment to its Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company to 120,000,000, or (ii) May 1, 2003, such that the Company may issue the Series I Preferred Stock.

               6.2 Conditions of Company's Obligations. The Company's obligation to issue and sell the Preferred Stock and Warrants to the Investors on the Initial Closing Date and upon the Subsequent Subscription is subject to the fulfillment prior to or at such date of (i) the conditions precedent specified in paragraphs (d), (e), (g), (h) and (m) of Section 6.1 hereof, (ii) the condition described in Section 3(c) hereof, if applicable, and (iii) the representations and warranties of the Investors under this Agreement shall be true and correct on the Initial Closing Date (or, if applicable, the Subsequent Subscription Date).

          7.   [Intentionally omitted.]

          8.   [Intentionally omitted.]

          9.   Registration of Restricted Stock.

               9.1   Required Registration.

                     (a) Subject to the existing registration rights of the holders of Series D Preferred Stock and Series F Preferred Stock, on or prior to May 30, 2003 (the "Filing Deadline Date"), the Company shall use its best efforts to prepare and file a registration statement under the Securities Act (the "Registration Statement"), on a Form S-2 or other appropriate form selected by the Company, covering the Restricted Stock and shall use its commercially reasonable efforts to cause such registration statement to become effective within one hundred twenty (120) days following the Initial Closing or final Subsequent Subscription, as applicable, and to remain effective until the earlier to occur of the date (i) the Restricted Stock covered thereby have been sold, or (ii) by which all Restricted Stock covered thereby may be sold under Rule 144, without volume limitations.

                     (b) Following the effectiveness of a registration statement filed pursuant to this section, the Company may, at any time, suspend the effectiveness of such registration for up to 45 days, as appropriate (a "Suspension Period"), by giving notice to the Holders of Restricted Stock, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a Material Adverse Effect. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 90 days) may occur in immediate succession. The Company shall use its best efforts to limit the duration and number of any Suspension Periods. The Holders of Restricted Stock agree that, upon receipt of any notice from the Company of a Suspension Period, the Holders of Restricted Stock shall forthwith discontinue disposition of Restricted Stock covered by such registration statement or prospectus until the Holders of Restricted Stock (i) are advised in writing by the Company that the use of the applicable prospectus may be resumed,
(ii) have received copies of a supplemental or amended prospectus, if applicable, and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

               9.2 Registration Procedures. When the Company effects the registration of the Securities under the Securities Act pursuant to Section 9.1(a) hereof, the Company will, at its expense, as expeditiously as possible:

                     (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period described in Section 9.1(a) and such registration statement and prospectus accurate and complete for such period;

                     (b) Furnish to the Holders of securities participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request in order to facilitate the public offering of such securities;

                     (c) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                     (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

              (e) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

              (f) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Restricted Stock by such Holders;

              (g) Prepare and promptly file with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

              (h) In case any of such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations; and

              (i) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          9.3 Expenses. With respect to any registration effected pursuant to
Section 9.1 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, that the Holders of Restricted Stock shall bear their pro rata share of any underwriting discounts or commissions, if any.

          9.4 Delay in Filing of Registration Statement.

              (a) If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline Date, then for each day

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

following the Filing Deadline Date until, but excluded the date the Registration Statement is filed with the Commission, the Company shall, for each such day, pay the Investors, as liquidated damages and not as a penalty, an amount equal to a weekly rate of 0.15% of the Required Payment; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.

              (b) The parties agree that the sole damages payable for a violation of the terms of this Section 9 with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Section 9.

              (c) The parties hereto agree that the liquidated damages provided for in this Section 9 constitute a reasonable estimate of the damages that may be incurred by the Investors by reason of the failure of the Registration Statement to be filed in accordance with the provisions hereof.

          9.5 Indemnification.

              (a) The Company will indemnify and hold harmless each Holder of shares of Restricted Stock which are included in a registration statement pursuant to the provisions of Section 9 hereof and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such Holder or such underwriter within the meaning of the Securities Act, and any officer, director, employee, stockholder, agent, partner or affiliate of such Holder, from and against, and will reimburse such Holder and each such underwriter, controlling Person, officer, director, employee, stockholder, agent, partner and affiliate with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder or any such underwriter or controlling Person or any such officer, director, employee, stockholder, agent, partner or affiliate may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any breach of any representation, warranty, agreement or covenant of the Company contained herein, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information

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

furnished by such Holder, such underwriter or such controlling Person or such officer, director, employee, stockholder, agent, partner or affiliate in writing specifically for use in the preparation thereof.

              (b) Each Holder of shares of the Restricted Stock which are included in a registration pursuant to the provisions of Section 9 hereof will indemnify and hold harmless the Company, and any Person who controls the Company within the meaning of the Securities Act, and any officer, director, employee, agent, partner or affiliate of the Company, from and against, and will reimburse the Company and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, the liability of any Holder of Restricted Stock pursuant to this subsection (b) shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of shares of Restricted Stock sold by such Holder pursuant to the registration statement which gives rise to such obligation to indemnify (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such losses, damages, liabilities, costs or expenses or any substantially similar losses, damages, liabilities, costs or expenses arising from the sale of such Restricted Stock).

              (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 9.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 9.5 and shall not relieve the indemnifying party from liability under this Section 9.5 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless an indemnified party reasonably concludes that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the fees and expenses of only one separate counsel for all indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the written consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

              (d) If the indemnification provided for in subsection (a) or (b) of this Section 9.5 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Restricted Stock shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of shares of Restricted Stock sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Restricted Stock). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

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

              9.6 Reporting Requirements Under the Exchange Act. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purpose of the requirements contained in this
Section 9.6 is to enable the Holders of Restricted Stock to comply with the current public information requirement contained in paragraph (c) of Rule 144 should any such Holder ever wish to dispose of any of the Restricted Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

              9.7 Stockholder Information. The Company may require each Holder of Restricted Stock to furnish the Company such information with respect to such Holder and the distribution of its Restricted Stock as the Company may from time to time reasonably request in writing as shall be required by law or by the Commission in connection therewith.

         10.  Miscellaneous.

              10.1 Waivers and Amendments.

                   (a) With the written consent of the Holders of a Majority of the Preferred Stock then outstanding, the obligations of the Company and the rights of the Holders of the Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights hereunder of the Holders of the Securities and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Preferred Stock, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Preferred Stock.

                   (b) Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to the Holders of the Preferred Stock who have not previously consented thereto in writing.

              10.2 Effect of Waiver or Amendment. Each Investor acknowledges that by operation of Section 10.1 hereof the Holders of a Majority of the Preferred Stock then outstanding will, subject to the limitations contained in such Section 10.1, have the right and power to diminish or eliminate certain rights of such Investor under this Agreement.

              10.3 Rights of Holders Inter Se. Each Holder of Securities shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders of Securities with respect to exercising or refraining from exercising any such right or rights.

              10.4 Exculpation Among Investors and Holders. Each Investor acknowledges that it is not relying upon any other Investor, or any officer, director, employee, stockholder, agent, partner or affiliate of any such other Investor, in making its investment or decision to invest in the Company or in monitoring such investment. Each Investor agrees that no Investor nor any controlling Person, officer, director, stockholder, partner, agent or employee of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Securities, or both. Without limiting the generality of the foregoing, no Investor (nor any of its affiliates, officers, directors, stockholders, partners, agents or employees) or other Holder of any Security shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any Subsidiary or their respective properties, business or financial and other affairs, acquired by such Investor or Holder from the Company or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Investor or Holder, nor shall any such Investor (or such other Person) have any obligation or responsibility whatsoever to provide any such information to any other Investor (or such other Person) or Holder or to continue to provide any such information if any information is provided.

              10.5 Brokers or Finders. Each Investor represents and warrants to the Company and each other Investor that, as a result of such Investor's actions, except as set forth under Section 5.14 of Annex F, no Person has, or as a result of the transaction as contemplated herein will have, any right or valid claim against the Company or any other Investor for any commission, fee or other compensation as a finder or broker, or in a similar capacity.

              10.6 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be given personally, by certified mail (return receipt requested, postage prepaid), by air courier (with signed acknowledgment of receipt) or by facsimile transmission (with confirmation of transmission):

        (a) If to any Holder of any of the Securities, addressed to such Holder at its address (or to its telecopier number) shown on his or its signature page hereto, or at such other address (or telecopier number) as such Holder may specify by written notice to the Company, or

        (b) If to the Company, addressed to it at 10655 Sorrento Valley Road, San Diego, California 92121 (or, if by telecopier, to (619) 558-6477) or at such other address (or telecopier number) as the Company may specify by written notice to the Investors, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given upon receipt.

              10.7 Entire Agreement. This Agreement and the Warrants (including the schedules, annexes and exhibits to each) constitute the entire agreement among the parties with respect to the subject matter hereof and supercede all prior and contemporaneous agreements, negotiations, discussions, arrangements or understandings with respect thereto.

              10.8 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

              10.9 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and his or its successors and permitted assigns.

              10.10 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

              10.11 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

              10.12 Expenses. The Company shall reimburse the Investors for the reasonable and documented fees and expenses of one counsel, Wilson Sonsini Goodrich & Rosati, in connection with the transaction, not to exceed $75,000. The reasonable and documented fees and expenses of such counsel shall be paid by the Company upon the Initial Closing and upon presentation of documentation in reasonable detail supporting such fees and expenses. Except as provided in the preceding sentence, each party to this Agreement shall bear its own costs and expenses incurred with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

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

              10.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

              10.14 Publicity. No party hereto shall originate any press release or other public announcement, written or oral, relating to this Agreement, or to performance hereunder or the existence of any arrangement among the parties hereto without the prior approval of the other parties hereto which may be the subject of such press release or announcement, except to the extent that such press release or announcement is reasonably concluded by a party to be required by applicable law. The Investors acknowledge that the Company will be required to file a copy of this Agreement, and the other agreements and instruments contemplated hereby, with the Commission and to describe these transactions in its public filings. Except as provided in the immediately following sentence, the Company shall not use the name of Johnson & Johnson Development Corporation or any of its affiliates for advertising or promotional purposes without the prior written consent of Johnson & Johnson Development Corporation. Johnson & Johnson Development Corporation hereby consents to the Company's issuing a press release substantially in the form attached hereto as Annex H.

              10.15 Same Terms and Price. The Company shall not sell or issue any additional shares of Preferred Stock or Warrants after the Initial Closing unless such sale or issuance is on the same terms and price as the Preferred Stock and Warrants sold at the Initial Closing.

              10.16 Covenant to Issue Instruments or Certificates. Provided that
(A) the stockholders of the Company have approved an increase in the number of shares of Common Stock reserved for issuance and available for grant upon the exercise of options to be granted under the Company's 2002 Stock Option Plan to a total of 9,000,000 shares of Common Stock, (B) the stockholders of the Company have approved an increase of 1,500,000 shares of Common Stock reserved for issuance and available for grant upon the exercise of options to be granted under the Company's 1996 Non-Employee Directors' Stock Option Plan, and (C) the stockholders of the Company have approved an increase in the number of authorized shares of Common Stock of the Company to 120,000,000 shares, all on or before April 30, 2003, the Company shall so amend such plans and Certificate of Incorporation.

                            [Signature pages follow]

              IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

                                         PROTEIN POLYMER TECHNOLOGIES, INC.


                                         By /s/ J. Thomas Parmeter
                                            ------------------------------------
                                            J. Thomas Parmeter, President

                 [INVESTOR SIGNATURE PAGE TO PURCHASE AGREEMENT]

The foregoing Agreement is
hereby accepted as of the
date first above written.


______________________________________



By: __________________________________
    Name: ____________________________
    Title: ___________________________


Address for Notices:


    ________________________
    ________________________
    ________________________
    ________________________
    Attention:  ____________
    Telecopy: (___) ___-____

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